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                     U.S. SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15 (d)
                   OF THE SECURITIES AND EXCHANGE ACT OF 1934

           Date of Report (date of event reported): November 22, 2000


                             ISA INTERNATIONALE INC.
             (Exact name of registrant as specified in its charter)

         DELEWARE                      0-27373               41-1925647
(State or other jurisdiction of     (Commission            (I.R.S. Employer
incorporation or organization)       File Number)          Identification No.)


                                 940 APOLLO ROAD
                             EAGAN, MINNESOTA 55121
          (Address of principal executive offices, including Zip Code)

       Registrant's Telephone Number, including area code: 952 / 736-0619

                         1601 EASY HIGHWAY 13, SUITE 100
                           BURNSVILLE, MINNESOTA 55337
             (Former name, former address and former fiscal year, if
                           changed since last report)



ITEM 5.  OTHER EVENTS.

         In November 2000, the Company commenced a financing arrangement with Doubletree Capital Partners, Inc., a Minnesota corporation ("Doubletree") wherein additional capital in the amount of $50,000 was obtained by the Company from Doubletree in exchange for 5,000,000 preferred convertible shares (3 1/2 for 1) and 2,900,000 common shares for $30,000, and $20,000 in 12% secured convertible notes payable. Additional financing is contemplated for the Company, but such financing is not guaranteed and is contingent upon pending successful resolution of the Company's problems with various creditors. There is no assurance that the Company will be able to obtain any additional capital.

         The preferred shares will have an anti dilution provision which upon exercise will ultimately convert into no less than a 75% ownership of the then common shares to be outstanding.

         Doubletree will have the right to vote the preferred shares in all matters provided holders of common stock. The vote provided Doubletree will be the number of votes equal to the number of exchangeable common shares the preferred shares have rights to, equating to 17,500,000 votes for the total 5,000,000 preferred shares held by Doubletree.

         For any loans made to the Company by Doubletree, the Company pledges to Doubletree all assets of the Company.


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         Doubletree will require an agreement from Gerald J. Durand ("Durand"), founder and board member, for a proxy from Durand to Doubletree for Doubletree to vote, for a period of 12 months from date of Board approval of Doubletree's funding proposal, 3,000,000 common shares owned by Durand.
         Doubletree requires majority presence on the Company's board of directors. Doubletree is to have rights to three (3) seats on the Board. Doubletree is to have sole discretion on filling its three (3) board seat. The present Board is to reduce its current members to two (2).

         Doubletree will loan to the Company, at its sole discretion and as solely determined by Doubletree, an additional $550,000 in a convertible senior collateralized note(s) bearing interest at the rate of 12 percent (12%) per annum, convertible at the rate of $0.02 per share for the Company's authorized Common Stock. The conversion of the note(s) to common shares is at the discretion of Doubletree.

         Doubletree will commence its best efforts to help the Company resolve, consolidate and reorganize the Company's present debt structure and contractual liability, with the goal of Doubletree being the continued and ongoing operation of the Company in a manner with the best interest of the Company's stockholders in mind.


FORWARD LOOKING STATEMENTS

         The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Materials filed or to be filed by ISA Internationale Inc. with the Securities and Exchange Commission, as well as other written materials or oral statements that ISA Internationale Inc. may make or publish from time to time, contain forward-looking statements relating to business prospects, anticipated financial performance and similar matters. These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially from the anticipated results or other expectations expressed in the forward-looking statements. A description of certain specific risks is set forth in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999.


ITEM 7.  FINANCIAL STATEMENTS PRO PORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)  FINANCIAL STATEMENTS.
              Not applicable.

         (b)  PRO FORMA FINANCIAL INFORMATION.
              Not applicable

         (c)  EXHIBITS.
              None


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ISA INTERNATIONALE INC.

Date:   November 22, 2000                   BY:  /s/ Jack T. Wallace
                                               ----------------------
                                                Jack T. Wallace
                                                Chief Executive Officer


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